Exhibit 99.1

                   BLUEFLY REPORTS FIRST QUARTER 2006 RESULTS
                         . Gross Margin Expands to 40.5%
                           . Average Order Size Up 22%

NEW YORK - May 10,  2006 - Bluefly,  Inc.  (NASDAQ  SmallCap:  BFLY),  a leading online retailer of designer brands, fashion trends and superior value (www.bluefly.com), today announced strong growth in revenue and margin levels for the first quarter of 2006.

Highlights for the first quarter 2006 include the following:
     . Revenue increased by 25% to $16.9 million from $13.5 million in first quarter 2005.
     . Gross margin expanded by 430 basis points to 40.5% from 36.2% in first quarter 2005.
     .    Gross profit increased by 40% to $6.8 million.
     . Operating loss increased to $3.1 million from $736,000, as a result of two items: the adoption of SFAS123(R), whereby the company recorded $612,000 of compensation expense in connection with employee stock options; and a year-over-year incremental increase of $2.9 million in spending related to a national advertising campaign.
     . Average order size increased by nearly 22% to $243.92 from $200.06 in the first quarter of 2005.
     .    Cash balance was $4.4 million, down $5.0 million from year end.
     . Weighted average shares increased to 20.4 million, due primarily to the conversion of Series D & F Preferred Stock into shares of common stock.

"We are pleased with these quarterly results and are excited about the direction our business is headed," said Melissa Payner, Bluefly's chief executive officer. "Our merchandising strategy continues to pay dividends, yielding a significant expansion in gross margins. We remain focused on driving product sales and brand awareness through aggressive marketing and advertising. That effort has produced revenue growth in excess of traditional retail growth rates."

The company  will host a conference  call  webcast to discuss its first  quarter
results   at   5   p.m.    EDT.    Investors   can   access   the   webcast   at
www.investor.bluefly.com.

ABOUT BLUEFLY, INC.

Founded in 1998, Bluefly, Inc. (NASDAQ SmallCap: BFLY) is a leading online retailer of designer brands, fashion trends and superior value. Bluefly is headquartered at 42 West 39th Street in New York City, in the heart of the Fashion District. For more information, please call 212-944-8000 or visit www.bluefly.com.

This press release may include statements that constitute "forward-looking statements," usually containing the words "believe," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by the company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K. These risks and uncertainties include, but are not limited to, the company's ability to execute on, and gain additional revenue from, its consumer public relations and other marketing initiatives; the company's history of losses and anticipated future losses; need for additional capital and potential inability to raise such capital; the potential failure to forecast revenues and/or to make adjustments to

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operating  plans  necessary  as a result of any failure to forecast  accurately;
unexpected changes in fashion trends; cyclical variations in the apparel and e-commerce market; the availability of merchandise; the need to further establish brand name recognition; management of potential growth; and risks associated with our ability to handle increased traffic and/or continued improvements to its Web site.

                                     -more-

CONDENSED STATEMENTS OF OPERATIONS - UNAUDITED

                                                           THREE MONTHS ENDED
                                                     -----------------------------
                                                       MARCH 31,        MARCH 31,
                                                         2006             2005
                                                     ------------     ------------
Net sales                                            $ 16,876,000     $ 13,502,000
Cost of sales                                          10,037,000        8,617,000
                                                     ------------     ------------
     Gross profit                                       6,839,000        4,885,000
     Gross profit percentage                                 40.5%            36.2%

Selling, marketing and fulfillment expenses             7,464,000        4,035,000
General and administrative expenses                     2,427,000        1,586,000
                                                     ------------     ------------
   Operating loss                                      (3,052,000)        (736,000)

Interest and other income                                  45,000           40,000

Interest expense                                         (257,000)        (197,000)
                                                     ------------     ------------

Net loss                                             $ (3,264,000)    $   (893,000)
                                                     ============     ============

Preferred stock dividends                              (1,231,000)      (1,115,000)

Net loss available to common shareholders            $ (4,495,000)    $ (2,008,000)
                                                     ============     ============

Basic and diluted net loss per share
          (after preferred stock dividends)          $      (0.22)    $      (0.13)
                                                     ============     ============
Weighted average shares outstanding                    20,367,508       15,299,040
                                                     ============     ============

                                     -more-

SELECTED BALANCE SHEET DATA & KEY METRICS- UNAUDITED

                                                       MARCH 31,      DECEMBER 31,
                                                         2006             2005
                                                     ------------     ------------
Cash                                                 $  4,429,000     $  9,408,000
Inventories, net                                       21,348,000       16,893,000
Prepaid Inventory                                         159,000          485,000
Other Current Assets                                    3,614,000        3,051,000
Property & Equipment, net                               2,667,000        2,895,000
Current Liabilities--excluding related party
  liabilities below                                    13,856,000       11,936,000
Notes Payable to Related Party Shareholders
 (including interest payable)                           5,366,000        5,217,000
Shareholders' Equity                                   13,280,000       15,865,000

                                                     THREE MONTHS     THREE MONTHS
                                                        ENDED            ENDED
                                                       MARCH 31,        MARCH 31,
                                                         2006             2005
                                                     ------------     ------------
Average Order Size (including shipping &
  handling revenue)                                  $     243.92     $     200.06
Customers Added During Period                              38,688           36,765

                                     -more-

CONDENSED STATEMENTS OF CASH FLOWS       (Unaudited)

                                                            THREE MONTHS    THREE MONTHS
                                                                ENDED            ENDED
                                                              MARCH 31,        MARCH 31,
                                                                2006             2005
                                                            ------------    ------------
Cash flows from operating activities:
 Loss from operations                                       $ (3,264,000)   $   (893,000)
 Adjustments to reconcile loss from operations
   to net cash used in operating activities:
    Depreciation and amortization                                353,000         290,000
    Non-cash expense related to warrants issued to
    consultant                                                    67,000              --
    Non-cash expense related to warrants
      issued to supplier                                          92,000          67,000
    Provisions for returns                                      (629,000)         27,000
    Allowance for doubtful accounts                               43,000          64,000
    Stock options expense                                        612,000          16,000
    Reserve for inventory obsolescence                           240,000         158,000
    Changes in operating assets and liabilities:
     (Increase) decrease in:
      Inventories                                             (4,787,000)       (858,000)
      Accounts receivable                                     (1,274,000)       (754,000)
      Prepaid inventory                                          326,000      (1,652,000)
      Prepaid expenses                                           634,000          79,000
      Other current assets                                        34,000         333,000
     (Decrease) increase in:
      Accounts payable                                         2,063,000       1,427,000
      Accrued expenses and other current liabilities            (186,000)       (273,000)
      Interest payable to related party shareholders             149,000         133,000
      Deferred revenue                                           672,000         203,000
                                                            ------------    ------------

      Net cash used in operating activities                   (4,855,000)     (1,633,000)

Cash flows from investing activities:
Purchase of property and equipment                              (110,000)       (877,000)
                                                            ------------    ------------

      Net cash used in investing activities                     (110,000)       (877,000)
                                                            ------------    ------------

Cash flows from financing activities:
  Net proceeds from exercise of  Stock Options                        --          89,000
  Payment of capital lease obligation                            (14,000)       (114,000)
                                                            ------------    ------------

      Net cash (used in) provided by financing activities        (14,000)        (25,000)
                                                            ------------    ------------

Net increase (decrease) in cash and cash equivalents          (4,979,000)     (2,535,000)

Cash and cash equivalents - beginning of period                9,408,000       6,685,000
                                                            ------------    ------------

      Cash and cash equivalents - end of period             $  4,429,000    $  4,150,000
                                                            ------------    ------------

FOR IMMEDIATE RELEASE       Investor Contact:                  Press Contact:
                            Patrick Barry                      Curtis Hougland
                            CFO, Bluefly, Inc.                 RLMpr
                            212- 944-8000 ext. 239             212-741-4660 ext. 220
                            pat@bluefly.com                    curtis@RLMpr.com

                            Budd Zuckerman
                            Genesis Select
                            303-415-0200
                            bzuckerman@genesisselect.com